Sutherland
 Asbill &                          1275 Pennsylvania Ave., NW
Brennan LLP                        Washington, DC  20004-2415
Attorneys at Law                   Tel: (202) 383-0100
                                   Fax: (202) 637-3593
                                   www.sablaw.com


                                   April 18, 2001


Board of Directors
First Golden American Life
 Insurance Company of New York
230 Park Avenue, Suite 966
New York, NY  10169-0999

Ms. Coleman and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Amendment
No. 4 to the registration statement on Form S-1 for First Golden American Life Insurance Company of New York (File No. 333-77385). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities
Act of 1933.

                                   Very truly yours,

                                   SUTHERLAND ASBILL & BRENNAN

                                   By: /s/ Stephen E. Roth
                                       -------------------
                                       Stephen E. Roth